Exhibit 16.3

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of Federated MDT Equity Trust (the “Trust”) and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement(s) on Form N-14 relating to the proposed reorganization of Federated Clover Value Fund (a portfolio of Federated Equity Funds) into Federated MDT Large Cap Value Fund (a portfolio of the Trust), and any amendments to the Registration Statement(s), including post-effective amendments; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES TITLE DATE

/s/ J. Christopher Donahue May 16, 2017

J. Christopher Donahue President and Trustee

(Principal Executive Officer)

/s/ Lori A. Hensler May 16, 2017

Lori A. Hensler Treasurer

(Principal Financial Officer)

/s/ John T. Collins May 16, 2017

John T. Collins Trustee

/s/ John B. Fisher May 16, 2017

John B. Fisher Trustee

/s/ G. Thomas Hough May 16, 2017

G. Thomas Hough Trustee

/s/ Maureen Lally-Green May 16, 2017

Maureen Lally-Green Trustee

/s/ Peter E. Madden May 16, 2017

Peter E. Madden Trustee

Reorganization of Federated Clover Value Fund into Federated MDT Large Cap Value Fund.

/s/ Charles F. Mansfield, Jr. May 16, 2017

Charles F. Mansfield, Jr. Trustee

/s/ Thomas M. O’Neill May 16, 2017

Thomas M. O’Neill Trustee

/s/ P. Jerome Richey May 16, 2017

P. Jerome Richey Trustee

/s/ John S. Walsh May 16, 2017

John S. Walsh Trustee